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                                                                 Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Crysen Refining, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 33-41662, 333-27499, and 33-84640) on Form S-8 and No. 33-84766 on Form
S-3 of Inland Resources Inc. of our report dated February 7, 1997, with respect to the balance sheet of Crysen Refining, Inc. as of November 30, 1996, and the related statements of operations and retained earnings, and cash flows for the year ended November 30, 1996, which our report appears in the Form 8-K of Inland Resources Inc. dated January 14, 1998, as amended.



                                          KPMG PEAT MARWICK LLP


Salt Lake City, Utah
March 11, 1998